Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Cyber Enviro-Tech Inc. on Form S-1 SEC File No. 333-267560 of our report dated March 31, 2023 relating to the financial statements for the period from January 1 through December 31, 2022.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Accell Audit & Compliance, P.A.

Tampa, Fl

March 31, 2023